FOR IMMEDIATE RELEASE

HEALTHY INITIAL SALES MARK LAUNCH OF NEW CBD E-COMMERCE SITE GETPUREANDNATURAL.COM

GetPureAndNatural.com Owned and Operated by

GSRX Industries Inc.

Dorado, Puerto Rico, February 5, 2019 – GSRX Industries Inc. (OTCQB: GSRX) (“GSRX” or, the “Company”) announced that the launch of its new e-commerce site GetPureandNatural.com took place on January 23, and has enjoyed healthy sales during its first two weeks of operation. The site is dedicated to the online sale of pure, full-spectrum Hemp-based non-THC CBD products that are naturally certified organic. GetPureandNatural.com offers a broad range of pharmaceutical grade CBD products, including health, wellness, skin care and pet products.

Consumers are already finding the site, placing orders and accepting delivery of the Company’s exclusive Pure and Natural products. Next the Company is backing the launch with a marketing/advertising campaign aimed at creating awareness and driving sales throughout the U.S. Using pharmaceutical grade, full spectrum and naturally certified organic Hemp CBD oil to formulate all products allows the site to offer the very best CBD available today, available for shipping worldwide (except where prohibited by law) through GetPureandNatural.com.

Pure and Natural products are all brought to market following a seven-step process, beginning with organic farming in Colorado, through proprietary extraction and solids separation, distillation and refining, then rigorous in-house laboratory testing and certification in order to deliver what we consider to be the purest and most natural CBD products on the market today. Our CBD products are manufactured in an FDA-certified GMP facility, and they contain only full spectrum oils, extracted using either supercritical CO2 or food grade ethanol, and are made using proprietary nanoemulsion technology, which gives Pure and Natural CBD products a higher bioavailability than that of standard products.

Each of our CBD products is held to our high growing and manufacturing standards, and includes a wide variety of product categories, including CBD Softgels, which are also available with Melatonin for sleep, and an anti-inflammatory Curcumin formula; CBD Energy Drink Packets; CBD Oil Tinctures; CBD Salve; CBD Vape Pens and CBD Pet Products. The site offers free ground shipping on all orders within the continental United States.

In launching the site, GSRX has expanded its presence in the fast-growing hemp industry which, according to Hemp Business Journal, logged sales of $190 million in hemp-derived CBD products during 2017. The publication projects hemp-derived CBD consumer sales of $646 million annually by 2022. (Hemp Business Journal)

About GSRX Industries Inc. GSRX Industries Inc. (OTCQB: GSRX), through its subsidiaries, is in the business of acquiring, developing and operating retail cannabis dispensaries, and is in the process of expanding its business to include the cultivation, extraction, manufacture and delivery of cannabis and cannabinoid products. Currently, GSRX operates five cannabis dispensaries in Puerto Rico under the name Green spirit RX, one dispensary in California under the name The Green Room, and has five additional pre-qualified locations in Puerto Rico, all of which are in various phases of development and construction.

Websites:

Green Spirit RX https://www.greenspiritrx.com/

Spirulinex https://www.spirulinex.com

Get Pure and Natural GetPureandNatural.com

Instagram:

Spirulinex https://www.instagram.com/spirulinex/

The Green Room https://www.instagram.com/greenroommendo/

Facebook:

Green Spirit RX (Puerto Rico) https://www.facebook.com/Green-Spirit-Rx-746194692378429/

Spirulinex https://www.facebook.com/spirulinex/

The Green Room https://www.facebook.com/greenroommendo/

Forward-Looking Statements

This press release contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement except where applicable law requires us to update these statements. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

Contact:

Paul Gendreau

PGPR

paul@pgprmedia.com

678-807-7945